                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ] Confidential, For Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                           K-Tron International, Inc.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------

    (Name of Person (s) Filing Proxy Statement, if Other Than the Registrant) Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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         [ ] Fee paid previously with preliminary materials:

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         [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

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         (4) Date Filed:

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
                           K-TRON INTERNATIONAL, INC.
                                Routes 55 and 553
                                  P.O. Box 888
                          Pitman, New Jersey 08071-0888




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 11, 2001



To Our Shareholders:

         Notice is hereby given that the Annual Meeting of Shareholders of K-Tron International, Inc. (the "Company") will be held on May 11, 2001 at 10:00 a.m., local time, at the Company's corporate headquarters at Routes 55 and 553, Pitman, New Jersey for the following purposes:

         (1) To elect two directors to Class IV of the Board of Directors, each to serve for a four-year term and until the election and qualification of his successor; and

         (2) To transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on March 15, 2001 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. The transfer books will not be closed.

                                        By Order of the Board of Directors,


                                        Mary E. Vaccara
                                        Secretary



March 30, 2001


         YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                     [LOGO]











                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 11, 2001



         This Proxy Statement is being furnished to the shareholders of K-Tron International, Inc. (the "Company") in connection with the Annual Meeting of Shareholders of the Company to be held on May 11, 2001 and any postponements or adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about March 30, 2001.

         Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

         The Annual Report to Shareholders for the fiscal year ended December 30, 2000, including consolidated financial statements and other information with respect to the Company and its subsidiaries, is being mailed to shareholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.


                              VOTING AT THE MEETING

RECORD DATE; VOTE REQUIRED; PROXIES

         Only shareholders of record at the close of business on March 15, 2001 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of that date, the Company had outstanding 2,443,570 shares of Common Stock. The holders of a majority of such shares, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. A quorum is necessary before business may be transacted at the Annual Meeting except that, even if a quorum is not present, the shareholders present in person or by proxy shall have the power to adjourn the meeting from time to time until a quorum is present. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in such shareholder's name.

         The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the shareholder signing such Proxy Card. The Proxy Card provides spaces for a shareholder to vote for the nominees, or to withhold authority to vote for both nominees or either nominee, for the Board of Directors. The nominees for election as directors are to be elected by a plurality of the votes cast at the Annual Meeting. With respect to any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of the votes cast by shareholders entitled to vote thereon is required to take action, unless a greater percentage is required either by law or by the Company's Restated Certificate of Incorporation or By-Laws. In determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. Abstentions will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast. Accordingly, abstentions will have no effect on the vote. Similarly, where brokers submit proxies but are prohibited and thus refrain from exercising discretionary authority in voting shares on certain matters for beneficial owners who have not provided voting instructions with respect to such matters (commonly referred to as "broker non-votes"), those shares will be considered present and entitled to vote at the Annual Meeting but will not be counted as votes cast as to such matters and thus will have no effect on the vote.

         If a signed Proxy Card is returned and the shareholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors or its Executive Committee. Execution and return of the enclosed Proxy Card will not affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of March 15, 2001 (or as of such other date or dates as may be noted below) with respect to shares of Common Stock of the Company beneficially owned by each director of the Company, by each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation," by all current directors and executive officers of the Company as a group and by each person believed by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as indicated below, the Company understands that the shareholders listed in such table have sole voting and investment power with respect to the shares owned by them. The number of shares in the table below includes shares issuable upon the exercise of outstanding stock options to the extent that such options are exercisable by the director, executive officer or shareholder on or within 60 days after March 15, 2001. In the case of directors and executive officers, the information below has been provided by such persons at the request of the Company.

Name of Individual or Identity of Group        Number of Shares     Percent of
                                               of Common Stock      Common Stock
                                                                    Outstanding

Directors and Executive Officers:

Edward B. Cloues, II(1)...........................171,360              6.7
Leo C. Beebe(1)(2)................................ 63,385              2.6
Kevin C. Bowen(1)................................. 25,154              1.0
Dr. Hans-Jurg Schurmann(1)........................ 24,000                *
Lukas Guenthardt(1)............................... 23,839                *
Richard J. Pinola(1).............................. 21,469                *
Ronald R. Remick(1)(3)............................ 12,525                *
Norman Cohen(1)................................... 10,219                *
Beat Steger(1)(4).................................  7,500                *
Robert A. Engel(1)................................  4,500                *
All current directors and executive officers
as a group (9 persons)(5)..........................356,451            13.6

Other 5% Shareholders:

Heartland Advisors, Inc.(6)........................275,000            11.3
T. Rowe Price Associates, Inc.(7)..................256,323            10.5
Paradigm Capital Management Inc.(8)................225,279             9.2
FleetBoston Financial Corporation(9)...............140,844             5.8
Dimensional Fund Advisors, Inc.(10)................138,500             5.7

---------------
* Less than 1%.

(1) Includes with respect to Mr. Cloues 100,000 shares, Mr. Beebe 3,000 shares, Mr. Bowen 16,500 shares, Dr. Schurmann 13,000 shares, Mr. Guenthardt 18,000 shares, Mr. Pinola 13,000 shares, Mr. Remick 5,625 shares, Mr. Cohen 3,000 shares, Mr. Steger 7,500 shares and Mr. Engel 2,000 shares, all of which shares are subject to presently exercisable options.

(2) With respect to all such shares, Mr. Beebe shares investment and voting power with his wife.

(3) Includes 4,900 shares as to which Mr. Remick shares investment and voting power with his wife.

(4) Mr. Steger gave notice of his resignation from K-Tron (Schweiz) AG on January 22, 2001 and he ceased an active role with that subsidiary at the end of February 2001.

(5)      Includes 174,125 shares subject to presently exercisable options.

(6) As reflected in Amendment No. 2 to Schedule 13G filed January 23, 2001. Such shares may be deemed beneficially owned by (i) Heartland Advisors, Inc. ("Heartland"), a registered investment advisor, and (ii) William
         J. Nasgovitz, President and principal shareholder of Heartland. Mr. Nasgovitz's position as President and stock ownership of Heartland could be deemed as conferring upon him voting and/or investment power over the shares Heartland beneficially owns. Heartland and Mr. Nasgovitz have sole dispositive power and sole voting power over all such shares, respectively. The principal address of Heartland is 789 North Water Street, Milwaukee, Wisconsin 53202.

(7) As reflected in Amendment No. 9 to Schedule 13G filed February 8, 2001. According to T. Rowe Price Associates, Inc. ("Price Associates"), it
         (i) is a registered investment adviser and (ii) has sole dispositive power over such shares. These shares are owned by T. Rowe Price Small-Cap Value Fund, Inc. ("Small- Cap Value Fund"), a registered investment company, as to which Price Associates serves as investment adviser with power to direct investments. According to Small-Cap Value Fund, it has sole voting power over such shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. The principal address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(8) As reflected in Amendment No. 5 to Schedule 13G filed January 31, 2001. According to Paradigm Capital Management Inc. ("Paradigm"), it (i) is a registered investment adviser and (ii) has sole dispositive power over all such shares. The principal address of Paradigm is Nine Elk Street, Albany, New York 12207.

(9) As reflected in Schedule 13G filed February 14, 2001. According to FleetBoston Financial Corporation ("Fleet"), it is (i) a parent holding company or control person and (ii) has sole voting power over 110,054 shares, sole dispositive power over 140,494 shares and shared dispositive power over 350 shares. The principal address of Fleet is 100 Federal Street, Boston, Massachusetts 02110.

(10) As reflected in an amendment to Schedule 13G filed February 2, 2001. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed both voting and investment power over 138,500 shares as of December 31, 2000. The Portfolios own all securities reported in the amendment, and Dimensional disclaims beneficial ownership of such securities. The principal address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.



                          MATTERS CONCERNING DIRECTORS

ELECTION OF DIRECTORS

         The Board of Directors currently consists of six directors and is classified with respect to terms of office into four classes. One additional Board position in Class I is vacant. Each Class IV director elected at the Annual Meeting will serve until the 2005 annual meeting of shareholders and until such director's successor has been elected and qualified, except in the event of such director's earlier death, resignation or removal. The terms of office of the Class I, Class II and Class III directors will expire at the annual meetings to be held in 2002, 2003 and 2004, respectively, upon the election and qualification of their successors.

         The Board of Directors has nominated Mr. Leo C. Beebe and Mr. Edward B. Cloues, II for election as the Class IV directors. Both currently are directors of the Company. The Board position in Class I which is now vacant may be left vacant or may be filled at any time by vote of a majority of directors in office prior to the next annual meeting of shareholders in 2002. If the vacancy is filled by such a vote, the Class I director so elected would serve until the 2002 annual meeting of shareholders and until his successor has been elected and qualified, except in the event of such director's earlier death, resignation or removal.

         The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a shareholder) to vote for the election of Mr. Leo C. Beebe and Mr. Edward B. Cloues, II as the Class IV directors. In the event that a nominee should become unable to accept nomination or election (a circumstance which the Board of

Directors does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board of Directors or its Executive Committee or, in the discretion of the Board or its Executive Committee, the position may be left vacant.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH CLASS IV NOMINEE.

         Set forth below is certain information with respect to each nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

         Class I--Director with Term Continuing until 2002

         DR. HANS-JURG SCHURMANN. Dr. Schurmann has been a director since November 1993 and was most recently reelected at the 1998 annual meeting of shareholders. He is a senior partner in the law firm of Schurmann and Partner in Zurich, Switzerland, which represents the Company and its subsidiaries in Switzerland, and he has been a partner in that firm and its predecessor firm since 1979. Dr. Schurmann serves on the boards of numerous Swiss companies, including Instinet AG, Bellaplast Holding AG, Discorack-NCO AG and Orange Communications S.A. Dr. Schurmann is 56 years of age.

         Class II--Director with Term Continuing until 2003

         ROBERT A. ENGEL. Mr. Engel has been a director since 1999, when he was elected at the 1999 annual meeting of shareholders. Since 1999, Mr. Engel has been a Managing Director of Gleacher & Co. LLC, a financial advisory and investment banking firm. From 1995 to 1999, Mr. Engel was the Managing Director-Head of Mergers and Acquisitions of Gleacher NatWest Inc., a predecessor firm. From 1986 to 1995, he worked in various capacities at the investment banking firms of Gleacher & Co., Inc., C. J. Lawrence, Morgan Grenfell, Inc. and Morgan Grenfell & Co. Ltd. Mr. Engel is 37 years of age.

         Class III--Directors with Terms Continuing until 2004

         NORMAN COHEN. Mr. Cohen has been a director since 1974 and was most recently reelected at the 2000 annual meeting of shareholders. From 1993 to 1999, he was Chairman and Chief Executive Officer of Creative Contracting Associates, Inc., a clothing manufacturer, and he is now a consultant to a clothing company. Mr. Cohen is 74 years of age.

         RICHARD J. PINOLA. Mr. Pinola has been a director since January 1994 and was most recently reelected at the 2000 annual meeting of shareholders. Since January 1994, he has served as Chairman and Chief Executive Officer of Right Management Consultants, Inc., a publicly-held human resource consulting and career management firm, and from June 1992 through December 1993 he was President and Chief Executive Officer of that company. Prior to joining Right Management Consultants, Inc., Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company from March 1988 through September 1991 and a consultant from September 1991 until June 1992. He serves as a director of Right Management Consultants, Inc. Mr. Pinola is 55 years of age.

         Class IV--Nominees for Terms Continuing until 2005

         LEO C. BEEBE. Mr. Beebe has been a director since June 1976 and was most recently reelected at the 1997 annual meeting of shareholders. From July 1985 until August 1992 and again from June 1995 until he retired in January 1998, Mr. Beebe was the Chief Executive Officer of the Company, and from January 1985 until January 1998, he served as the Chairman of the Board of Directors of the Company. Mr. Beebe was Dean of the School of Business Administration of Glassboro State College (now Rowan University), Glassboro, New Jersey from July 1977 to July 1985 and a professor of marketing at Glassboro State College from 1972 to July 1985. Prior to that time, he served at Ford Motor Company for 27 years in various capacities in the United States and foreign countries, including as General Marketing Manager of Ford's Lincoln-Mercury Division, Vice President of Marketing and Planning and a director of Ford Motor Company of Canada, and Executive Vice President and General Manager of the Consumer Products Division and a director of Philco Ford Corporation. Mr. Beebe is 83 years of age.

         EDWARD B. CLOUES, II. Mr. Cloues has been a director since July 1985 and was most recently reelected at the 1997 annual meeting of shareholders. He became Chairman of the Board of Directors and Chief Executive Officer of the Company on January 5, 1998. From May 1985 until May 1998, Mr. Cloues served as Secretary of the Company. Prior to joining the Company in 1998, Mr. Cloues was a senior partner in the law firm of Morgan, Lewis & Bockius LLP, which is the Company's general counsel. He is also a director and non-executive Chairman of the Board of AMREP Corporation and a director of AmeriQuest Technologies, Inc. Mr. Cloues is 53 years of age.

COMMITTEES AND MEETINGS

         The Board of Directors has an Executive Committee, an Audit Committee, a Compensation and Human Resources Committee and a Nominating Committee. The members of the Compensation and Human Resources Committee also constitute the members of the two committees which administer the Company's employee stock option plans (collectively, the "Stock Option Committee"). During fiscal year 2000, the Board of Directors held eight meetings (including three by telephone conference), the Executive Committee did not meet, the Audit Committee held three meetings, the Compensation and Human Resources Committee held four meetings, the Nominating Committee held one meeting and the Stock Option Committee did not meet separately from the Compensation and Human Resources Committee. Each director attended at least 75% of the aggregate of the fiscal year 2000 meetings of the Board of Directors and of the Board committee or committees on which he served during the year.

         The Executive Committee is empowered to exercise all powers of the Board of Directors, except action on dividends and certain other matters which cannot by law be delegated by the Board, during the periods between regular Board meetings. The primary duties and responsibilities of the Audit Committee are to serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems, review the independence and performance of the Company's independent accountants, and provide an open avenue of communication among the independent accountants, financial and senior management of the Company and the Board. The Compensation and Human Resources Committee recommends to the Board the compensation of the Company's chief executive officer, reviews and takes action on the chief executive officer's recommendations regarding the appropriate compensation of the Company's other executive officers and also of any other direct reports to the chief executive officer, approves the granting of any bonuses to such officers and direct reports and the total size of any Company-wide bonus pool, reviews other compensation and personnel development matters generally and recommends to the Board the compensation of non-employee directors. The Nominating Committee's principal duties are to recommend to the Board nominees for election as directors, changes in the membership of the committees of the Board and the membership of any newly-created Board committee. The Stock Option Committee is responsible for administering the Company's 1996 Equity Compensation Plan and another stock option plan which has expired (but under which there remain outstanding stock options).

         The current members of the Executive Committee are Messrs. Cloues (Chairman), Beebe and Cohen; of the Audit Committee, Messrs. Pinola (Chairman) and Engel and Dr. Schurmann; of the Compensation and Human Resources Committee, Messrs. Cohen (Chairman) and Pinola; of the Nominating Committee, Messrs. Beebe (Chairman) and Cloues; and of the Stock Option Committee, Messrs. Cohen and Pinola.

STANDARD COMPENSATION ARRANGEMENTS

         Directors who are not employees of the Company receive an annual retainer of $12,500, a $2,000 annual retainer for each membership on any of the Audit Committee, the Compensation and Human Resources Committee and the Nominating Committee, a $1,000 annual retainer for membership on the Executive Committee, $1,000 for each Board meeting attended and $750 for each Executive Committee meeting attended provided that, in the case of Executive Committee meetings, such meetings either require substantial preparation or last two hours or more. In addition, the chairman of the Audit Committee and the chairman of the Compensation and Human Resources Committee are each paid an additional $1,500 for their service in such capacities. All retainers are paid on a prorated bi-monthly basis. Directors generally do not receive compensation for their participation in telephone meetings or for attendance at other committee meetings. Under the 1996 Equity Compensation Plan, non-employee directors are eligible to receive stock options and, unless the Stock Option Committee determines otherwise (which has not been the case in the past), on the date of each annual meeting of shareholders of the Company, each non- employee director receives a stock option grant to purchase 1,000 shares of Common Stock with an option price per share equal to the fair market value of a share of Common Stock on that date. Such options are fully vested on the date of grant and have a ten-year term.

SHARE OWNERSHIP GUIDELINE

         Each non-employee director is required to own shares of Company Common Stock with a value, at the greater of cost or market, equal to four times the current $12,500 annual retainer, or $50,000. As for any newly- elected director, this requirement may be phased in over a period of time to be determined by the Board. All directors are in compliance with this guideline.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

         Article Ninth of the Restated Certificate of Incorporation of the Company provides that no person may be nominated for election as a director by a shareholder at an annual or special meeting unless written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Nominating Committee may, in its discretion, consider nominees for the Board of Directors recommended by a shareholder according the foregoing procedure, but it is not obligated to do so, and the chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with such procedure.


                             EXECUTIVE COMPENSATION

COMPENSATION

         The following table sets forth certain information with respect to compensation earned during fiscal years 2000, 1999 and 1998 by the Company's chief executive officer and the Company's other executive officers whose salary and bonus from the Company or any subsidiary exceeded $100,000 in fiscal year 2000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE



                                                                                         Long-Term Compensation
                                                                                                  Awards
                                                                                         -----------------------
                                                                                          Number of
                                               Annual Compensation                        Shares of    Number of
                                ----------------------------------------------------     Restricted       Stock
           Name and                                                   Other Annual         Stock         Options       All Other
      Principal Position        Year         Salary       Bonus     Compensation(1)       Granted        Granted     Compensation(2)

Edward B. Cloues, II .........    2000        $420,000         $0      $15,885(3)            0              0             $38,958
  Chief Executive Officer         1999         400,000    200,000       14,861(3)       12,500              0              32,540
  and Chairman of the Board       1998         380,000    285,000       15,371(3)        7,500              0              22,234
  of Directors
Kevin C. Bowen................    2000        $188,563         $0         $243(3)            0              0             $16,631
  Senior Vice President,          1999         165,000     50,000          316(3)            0              0              15,951
  Feeder Operations               1998         150,000     75,000          342(3)            0         30,000              17,126
  and President and Chief
  Executive Officer of
  K-Tron America, Inc
Ronald R. Remick(4)...........    2000        $178,500         $0         $744(3)            0          7,500             $13,604
  Senior Vice President,          1999         109,792     33,333          455(3)        2,000          7,500               1,546
  Chief Financial Officer
  and Treasurer
Lukas Guenthardt..............    2000        $173,250         $0         $162(3)            0              0             $24,949
  Senior Vice President,          1999         165,000     50,000          176(3)            0              0              11,678
  New Businesses                  1998         147,460(5)  75,000          225(3)            0         30,000              21,346
  and Chief Strategy Officer
Beat Steger(6)(7). . . . . . . .  2000        $115,635(7)      $0           $0               0              0             $18,569
  Managing Director of            1999         114,028(7)  34,544            0               0          6,000              17,000
  K-Tron (Schweiz) AG

  ----------------

(1) In fiscal years 2000, 1999 and 1998, no Named Executive Officer received perquisites or other personal benefits, securities or property which exceeded the lesser of $50,000 or 10% of such Named Executive Officer's salary and bonus.

(2)      The amounts disclosed in this column include:

         (a) Company and subsidiary contributions under the thrift portion of Company's 401(k) Profit-Sharing and Thrift Plan on behalf of the following Named Executive Officers: For fiscal year 2000 - Mr. Cloues $10,200, Mr. Bowen $10,200, Mr. Remick $10,200 and Mr. Guenthardt $10,200. For fiscal year 1999 - Mr. Cloues $9,600, Mr. Bowen $9,600 and Mr. Guenthardt $9,600. For fiscal year 1998 - Mr. Bowen $10,560 and Mr. Guenthardt $2,475. No contributions were made under the profit-sharing portion of the plan in any of these years.

         (b) Company and subsidiary payments for supplemental health insurance on behalf of the following Named Executive Officers: For fiscal year 2000 - Mr. Cloues $9,057, Mr. Bowen $5,256, Mr. Remick $1,590 and Mr.
         Guenthardt $14,217. For fiscal year 1999 - Mr. Cloues $4,480, Mr. Bowen $4,978 and Mr. Guenthardt $1,462. For fiscal year 1998 - Mr. Cloues $3,141 and Mr. Bowen $5,025.

         (c) Company and subsidiary payments of premiums for additional group term life insurance on behalf of the following Named Executive
         Officers: For fiscal year 2000 - Mr. Cloues $552, Mr. Bowen $330, Mr. Remick $1,104 and Mr. Guenthardt $240. For fiscal year 1999 - Mr. Cloues $852, Mr. Bowen $528, Mr. Remick $836 and Mr. Guenthardt $324. For fiscal year 1998 - Mr. Cloues $1,152, Mr. Bowen $696 and Mr. Guenthardt $408.

         (d) Company and subsidiary payments of premiums for additional life insurance on behalf of the following Named Executive Officers: For fiscal year 2000 - Mr. Cloues $4,185, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292. For fiscal year 1999 - Mr. Cloues $2,792, Mr. Bowen $845, Mr. Remick $710 and Mr. Guenthardt $292. For fiscal year 1998 - Mr. Cloues $2,612 and Mr. Bowen $845.

         (e) Company payments of premiums for additional disability insurance on behalf of the following Named Executive Officer: For fiscal year 2000 - Mr. Cloues $14,994. For fiscal year 1999 - Mr. Cloues $15,966. For fiscal year 1998 - Mr. Cloues $15,329.

         (f) Subsidiary contributions expressed in U.S. dollars (using the average $/Sfr. exchange rate of $.593 for 2000, $.6645 for 1999 and $.692 for 1998) to the Swiss pension plan on behalf of the following Named Executive Officers: For fiscal year 2000 - Mr. Steger $18,569. For fiscal year 1999 - Mr. Steger, $17,000. For fiscal year 1998 - Mr. Guenthardt, $18,468.

(3) Represents amounts reimbursed to certain Named Executive Officers for estimated income taxes incurred with respect to additional life and disability insurance purchased on their behalf.

(4) On May 10, 1999, Mr. Remick joined the Company as its Senior Vice President, Chief Financial Officer and Treasurer; therefore, his compensation for fiscal year 1998 is not required to be disclosed.

(5) Prior to June 1, 1998, Mr. Guenthardt served as Managing Director and Chief Executive Officer of K-Tron (Schweiz) AG, and he relocated to the United States in September 1998 in connection with his new position as Senior Vice President - Strategic Planning, Product Development and Marketing of the Company. Mr. Guenthardt's compensation was paid in Swiss francs through September 1998 and in U.S. dollars thereafter. The salary, bonus and other compensation amounts included in the table for Mr. Guenthardt are expressed in U.S. dollars using the average $/Sfr. exchange rate for the portion of 1998 for which he was paid in Swiss francs of $.692. Mr. Guenthardt's salary in Swiss francs was Sfr. 211,707 in 1998 (on an annualized basis).

(6) Mr. Steger became an executive officer in 1999; therefore, his compensation for fiscal year 1998 is not required to be disclosed. Mr. Steger gave notice of his resignation from K-Tron (Schweiz) AG on January 22, 2001, and he ceased an active role with that subsidiary at the end of February 2001 although he remains employed until July 2001.

(7) Mr. Steger's compensation was paid in Swiss francs. The salary, bonus and other compensation amounts included in the table for Mr. Steger are expressed in U.S. dollars using the average $/Sfr. exchange rate (i) for 2000 of $.593 and (ii) for 1999 of $.6645. Mr. Steger's 2000 salary in Swiss francs was Sfr. 195,000. Mr. Steger's 1999 salary and bonus in Swiss francs were Sfr. 171,600 and Sfr. 52,000, respectively.

OPTION GRANTS

         The following table discloses options granted to the Named Executive Officers during the fiscal year ended December 30, 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                        INDIVIDUAL GRANTS
                            -------------------------------------------------------------------------

                                                                                                                POTENTIAL REALIZABLE
                                                     PERCENT OF TOTAL                                             VALUE AT ASSUMED
                                   NUMBER OF           OPTIONS/SARS                                               ANNUAL RATES OF
                                  SECURITIES            GRANTED TO                                                  STOCK PRICE
                                  UNDERLYING           EMPLOYEES IN         EXERCISE                              APPRECIATION FOR
                                  OPTION/SARS          FISCAL YEAR        OR BASE PRICE      EXPIRATION             OPTION TERM
NAME                                GRANTED              2000(1)          PER SHARE(2)          DATE            5%              10%
----                                -------              -------          ------------          ----       -----------       ------

Edward B. Cloues, II.........         --                    --                   --                --             --              --
Kevin C. Bowen...............         --                    --                   --                --             --              --
Ronald R. Remick.............      7,500(3)                100%              $16.00            5/9/10         $75,450       $191,250
Lukas Guenthardt.............         --                    --                   --                --             --              --
Beat Steger..................         --                    --                   --                --             --              --

-------------------

(1) During fiscal year 2000, an option to purchase 7,500 shares of Common Stock was granted to Mr. Remick pursuant to his employment agreement with the Company.

(2) The exercise price of the option granted was equal to the fair market value of the underlying stock on the date of grant.

(3) The option becomes exercisable in four equal annual installments commencing on the first anniversary of the date of grant.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth certain information regarding the number and value of stock options held at December 30, 2000 by the Named Executive Officers.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF                            Value of
                                                                        UNEXERCISED                      Unexercised In-the-
                                                                        OPTIONS AT                        Money Options at
                                                                     DECEMBER 30, 2000                  December 30, 2000(1)
                                                              -------------------------------      ------------------------------
                                SHARES           VALUE
NAME                           ACQUIRED        REALIZED       EXERCISABLE       UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                             ON EXERCISE

Edward B. Cloues, II........     --              --                92,858             7,142           $406,254           $31,246

Kevin C. Bowen..............     --              --                14,833            26,667           $128,853            $3,334

Ronald R. Remick............     --              --                 1,875            13,125                 --           $17,813

Lukas Guenthardt............     --              --                16,333            26,667           $138,666            $3,334

Beat Steger.................     --              --                 5,166             5,334            $28,707            $5,043

-------------------

(1) Based on the closing price of the Company's Common Stock as quoted on the Nasdaq National Market on December 29, 2000 ($18.375 per share), net of the option exercise price.

CERTAIN EMPLOYMENT AGREEMENTS

         Messrs. Bowen, Remick and Guenthardt were employed by the Company or a subsidiary during fiscal year 2000 under employment agreements with the Company (the "Employment Agreements"). Under the Employment Agreements, Messrs. Bowen, Remick and Guenthardt are entitled to receive a base salary, which may be increased from time to time, and such additional compensation and bonus payments as may be awarded to them. During fiscal year 2000, the annual base salaries for Messrs. Remick and Guenthardt were $178,500 and $173,250, respectively. Mr. Bowen's annual base salary was $173,250 through July 31, 2000 and $210,000 thereafter. As of the beginning of fiscal year 2001, Messrs. Remick's and Guenthardt's annual base salaries were increased to $191,000 and $185,500, respectively, and Mr. Bowen's remained at $210,000. The Company's obligation to pay such base salaries is subject to its right to reduce them in the event reductions are generally being made for other officers of the Company or its subsidiaries holding comparable positions.

         Under Mr. Remick's employment agreement, he received a stock option grant to purchase 7,500 shares of Common Stock on May 10, 2000, the first anniversary of the commencement of his employment with the Company, at a purchase price equal to the fair market value on the date of grant, with 1,875 shares to vest on each of the first, second, third and fourth anniversaries of the date of grant. In addition, under Mr. Remick's employment agreement, he will receive a similar option grant for 5,000 shares of Common Stock on May 10, 2001, the second anniversary of the commencement of his employment with the Company.

         Each of the Employment Agreements provides that either the Company or the employee may terminate the employment term thereunder upon not less than one year's prior notice. Such employment terms are also subject to termination by reason of the employee's death or disability or by the Board of Directors at any time for "cause" as specified in the Employment Agreements. In addition, the Company has the right to terminate any of Messrs. Bowen, Remick or Guenthardt at any time without cause by paying him a lump sum amount equal to 100% of his then-annual base salary or, if the previously described one-year notice of termination has already been given by the Company to him, the portion thereof relating to the balance of the employment term.

         Mr. Cloues was employed by the Company during fiscal year 2000 under an employment agreement with the Company pursuant to which he served as the Company's Chairman of the Board of Directors and Chief Executive Officer. During fiscal year 2000, Mr. Cloues' annual base salary was $420,000. As of the beginning of fiscal year 2001, Mr. Cloues' annual base salary was increased to $436,800.

         Mr. Cloues' employment agreement provides that he can terminate the agreement upon not less than 90 days' prior notice. The Company may terminate the employment term without cause upon not less than 30 days' prior written notice to Mr. Cloues, in which case Mr. Cloues would be entitled to a lump sum payment equal to 200% of his then-annual base salary. Mr. Cloues' employment term is also subject to termination by reason of his death or disability or by the Board of Directors at any time for "cause" as specified in his employment agreement.

         Mr. Cloues' employment agreement also includes provisions relating to a termination of employment upon a "change of control" (as specified in his employment agreement). Mr. Cloues' employment agreement applies to a termination of employment upon or within one year after a "change of control" which, if such termination was initiated by the Company or any successor thereto, was for any reason other than death, disability or "cause" or which, if such termination was initiated by Mr. Cloues, was at his sole discretion without regard to reason. In the event of the termination of employment of Mr. Cloues upon a "change of control," his employment agreement provides that, subject to certain limitations, the Company would pay him (i) an amount equal to three times his annual base salary in effect either immediately prior to the termination of employment or immediately prior to the "change of control," whichever is higher and (ii) unless Mr. Cloues notifies the Company in writing that he intends to retain his options, an amount equal to the spread (the excess of market value over exercise price) on any stock options then held by him, whether or not such options were exercisable at the date of termination.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORTS OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE AND OF THE AUDIT COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 16 SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.


                           REPORT OF THE COMPENSATION
                          AND HUMAN RESOURCES COMMITTEE

         As members of the Compensation and Human Resources Committee (the "Compensation Committee"), it is our duty to review the compensation paid to the Company's executive officers and the other benefits received by them, to recommend to the Board the annual base salary of the Company's Chief Executive Officer, to approve the annual base salaries of the other executive officers, to approve all bonuses and other material compensation granted to the Chief Executive Officer and other executive officers and to approve the total amount of all bonuses paid by the Company under any Company-wide bonus or incentive compensation program. In addition, we also constitute the committee (the "Stock Option Committee") which administers the Company's 1996 Equity Compensation Plan and thus are responsible for the granting of stock options, stock appreciation rights and restricted stock to officers and other employees of the Company. These duties and the other responsibilities of the Compensation Committee are more fully described on page 6 of this Proxy Statement under the caption "Matters Concerning Directors - Committees and Meetings." In fulfilling these duties and responsibilities, it is the Compensation Committee's goal to have a policy that will enable the Company to attract, retain and reward senior officers who contribute to both its short-term and long-term success. Both members of the Compensation Committee are non-employee, independent directors.

         The Company's compensation policy for executive officers is to pay competitively and to be fair and equitable in the administration of pay. This is the same policy applicable to all employees of the Company. The Company seeks to balance the compensation paid to a particular individual with the compensation paid to other executives holding comparable positions both inside the Company and at other similar companies.

         The granting of bonuses on an annual basis is subjective and is based on a number of factors, and the Compensation Committee determined, upon the recommendation of the Chief Executive Officer, that no cash bonuses would be paid for fiscal year 2000. In addition, other than the stock option grant to Mr. Remick to purchase 7,500 shares of Common Stock which was made in accordance with the terms of his employment agreement, no stock option grants were made to employees during fiscal year 2000.

         The Compensation Committee has not adopted or made any recommendation to the Board regarding a bonus or other incentive compensation program for 2001. Whether or not any such program is adopted or recommended, it is expected that future stock options will be granted by the Stock Option Committee on a case-by-case basis, as and when deemed appropriate, rather than as part of any incentive compensation program.

         As with bonuses, the decisions of the Compensation Committee regarding salaries are subjective and not based on any list of specific criteria. The Company's Chief Executive Officer, Edward B. Cloues, II, had a 2000 base salary of $420,000. With respect to the other four Named Executive Officers, their annual base salaries during fiscal year 2000 were as follows: Mr. Remick, $178,000; Mr. Bowen, $173,250 through July 31, 2000 and $210,000 thereafter; Mr.
Guenthardt, $173,250; and Mr. Steger, 195,000 Swiss francs. Effective at the beginning of fiscal year 2001, Mr. Cloues' annual base salary was increased by 4% to $436,800, and the annual base salaries for Messrs. Remick and Guenthardt were each increased by approximately 7% to $191,000 and $185,500, respectively. Mr. Bowen's previously increased salary remained unchanged at $210,000, which was the understanding with him when his salary was increased in mid-2000. With respect to Mr. Steger, no increase was approved since on January 22, 2001 he gave notice that he will be leaving the Company. The Compensation Committee accepted the Chief Executive Officer's salary recommendations for Messrs. Bowen, Remick and Guenthardt, which were based on his subjective judgement but took into account a number of factors, including the increased responsibilities assumed by all three individuals during fiscal year 2000 (for example, Mr. Bowen took on worldwide responsibility for the feeder business, Mr. Remick was put in charge of the Company's e-Business and information technology efforts in addition to his role as Chief Financial Officer, and Mr. Guenthardt assumed leadership of the newly-formed New Businesses group which encompasses the Company's pneumatic conveying business and also led the effort to acquire Colormax Limited in October 2000). The Compensation Committee took similar factors into account in determining the Chief Executive Officer's 2001 salary.

         In summary, we believe that the salaries received by each of the Named Executive Officers for fiscal year 2000 were reasonable in view of their past and anticipated future contributions to the Company and that the salary increases approved for fiscal year 2001 were similarly justified.


                                      COMPENSATION AND HUMAN RESOURCES COMMITTEE

                                          Norman Cohen, Chairman
                                             Richard J. Pinola

March 16, 2001


                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee operates pursuant to a formal written charter approved and adopted by the Board of Directors on May 15, 2000. A copy of the charter is attached hereto as Appendix A. In accordance with the charter, all the members of the Audit Committee are independent, and the Audit Committee has reviewed the adequacy of the charter during fiscal year 2000.

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements to be contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 with the Company's management and also with Arthur Andersen LLP, the Company's independent accountants and auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

         The Audit Committee has discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. Furthermore, the Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with Arthur Andersen LLP that firm's independence from the Company and its management.

AUDIT FEES

         The aggregate fees billed for professional services rendered by Arthur Andersen LLP for the audit of the Company's annual financial statements for the year ended December 30, 2000 and the reviews of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q for the year ended December 30, 2000 were $200,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         There were no fees billed for the professional services rendered by Arthur Andersen LLP during fiscal year 2000 relating to financial information systems design and implementation.

ALL OTHER FEES

         The aggregate fees billed for all other services rendered by Arthur Andersen LLP during fiscal year 2000, other than the services referred to above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $71,000, and such other fees were primarily related to preparation of the Company's U.S. federal, U.S. state and foreign income tax returns and to tax advice given to the Company.

         After considering the provision of services encompassed within the above disclosures about fees (under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees"), the Audit Committee has determined that the provision of such services is compatible with maintaining Arthur Andersen LLP's independence.

         Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 to be filed with the U.S. Securities and Exchange Commission.


                                                 AUDIT COMMITTEE

                                           Richard J. Pinola, Chairman
                                                 Robert A. Engel
                                               Hans-Jurg Schurmann

March 16, 2001

                                PERFORMANCE GRAPH

         The following line graph compares the yearly change in the cumulative total shareholder return on the Company's Common Stock for the past five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500") and the Dow Jones Factory Equipment Industry Group, which is described more fully below (the "Factory Equipment Group"). The graph assumes that $100 was invested at the end of fiscal year 1995 in the Company's Common Stock, the S&P 500 and the Factory Equipment Group. Dividend reinvestment has been assumed and, with respect to companies in the Factory Equipment Group, the returns of such companies have been weighted at each measurement point to reflect relative stock market capitalization.


                                  [BAR GRAPH]

                                     12/30/1995    12/28/1996    01/03/1998   01/02/1999  01/01/2000   12/30/2000
                                     ----------    ----------    ----------   ----------  ----------   ----------
K-Tron International, Inc. .......     100.00        164.00        276.00        296.00      216.00      294.00
Factory Equipment Group ..........     100.00         98.28        113.48         90.03       81.06       75.71
S&P 500 ..........................     100.00        122.96        163.98        210.84      255.22      231.95



                     ASSUMES $100 INVESTED ON DEC. 31. 1995
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 30, 2000


         The Factory Equipment Group is not a "published industry or line-of-business index" as that term is defined by Securities and Exchange Commission regulations. Accordingly, the Factory Equipment Group is considered a "peer index," and the identity of the companies used in the index is as follows:
Baldwin Technology Inc. Class A, Bethlehem Corporation, Brown & Sharpe Manufacturing Co. Class A, BTU International, Inc., Chicago Rivet & Machine Co., Farrel Corporation, Flow International Corp., Gardner Denver, Inc., Genesis Worldwide, Inc., Gorman-Rupp Company, Hardinge Inc., Hirsch International Corp. Class A, Hurco Companies Inc., K-Tron International, Inc., Katy Industries, Inc., Key Technology Inc., McClain Industries, Inc., Metso Corp., Middleby Corporation, Milacron Inc., Paul Mueller Company, Nordson Corporation, Oilgear Company, Paragon Technologies, Inc., Quipp, Inc., Regal-Beloit Corp, Research Incorporated, Riviera Tool Company, Sames Corporation, Selas Corporation of America, Speizman Industries Inc., The L.S. Starrett Company, Taylor Devices, Inc., Thermo Fibertek Inc., Thermo Terratech, Inc. and Utilx Corporation.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has served as the Company's independent public accountants and auditors since 1994. It is management's expectation that Arthur Andersen LLP will continue in such capacity for the current year, but this matter has not yet been considered by the Board of Directors. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.


                  SHAREHOLDER PROPOSALS -- 2002 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible shareholder desires to have presented at the 2002 annual meeting of shareholders (which is expected to be held on or about May 10, 2002) concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting, will be included in the Company's proxy statement and related proxy card if it is received by the Company no later than November 22, 2001.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, file reports of ownership of Company securities and changes in ownership of Company's securities with the Securities and Exchange Commission. The Company believes that all filings required to be made during fiscal year 2000 were made on a timely basis.


                                  OTHER MATTERS

         The Board of Directors of the Company does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with their judgment.

                                            By Order of the Board of Directors,


                                            Mary E. Vaccara
                                            Secretary
March 30, 2001

                                                                      APPENDIX A

                           K-TRON INTERNATIONAL, INC.

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                              Adopted May 15, 2000

I.  PURPOSE

The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of K-Tron International, Inc. (the "Company") is to assist the Board in fulfilling its oversight responsibilities by reviewing the quality and integrity of the Company's financial reports; the Company's systems of internal controls regarding finance and accounting; and the Company's auditing, accounting and financial reporting processes generally. The Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

    - Review the independence and performance of the Company's independent accountants.

    - Provide an open avenue of communication among the independent accountants, financial and senior management of the Company and the Board.

The Committee will primarily fulfill the above duties and responsibilities by carrying out the activities enumerated in Section III of this Charter.

II.  COMPOSITION

The Committee shall be comprised of three or more directors, and, not later than June 14, 2001, the members of the Committee shall meet the following requirements of this Section II. Each member of the Committee shall be an "independent director" as that term is defined in the Nasdaq Audit Committee requirements*, and free from any relationship that, in the opinion of the Board, may interfere with the exercise of his or her independent judgment as a member of the Committee or independence from management and the Company. Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or will become able to do so within a reasonable period of time after his or her appointment to the Committee. Additionally, at least one member of the Committee must have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Notwithstanding the foregoing, one director who is not independent and is not a current employee or an immediate family member of such employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interests of the Company and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

III.  ACTIVITIES

To fulfill its responsibilities and duties, the Committee shall perform the following activities:

1.   With respect to financial reports, the Committee shall:

     - Review and discuss the Company's audited financial statements with the Company's management and the independent accountants and recommend to the Board the inclusion of such statements in the Company's annual filing with the Securities and Exchange Commission (the "SEC") on Form 10-K.

     - At the discretion of the Chair of the Committee, review and discuss the Company's unaudited quarterly financial statements with the Company's management and the independent accountants prior to the filing of the Form 10-Q with the SEC. The Chair may represent the entire Committee for purposes of this review.

2.   With respect to the independent accountants, the Committee shall:

     - Review, approve and recommend to the Board the engagement of the independent accountants, including their fee and the other material aspects of their engagement, and review the scope and timing of their audit of the Company's annual financial statements.

     - Review, with the independent accountants, the accountants' report on the Company's annual financial statements and discuss with the independent accountants the matters required to be discussed by the relevant SAS(s), including the quality, and not just the acceptability, of the accounting principles and underlying estimates used in the audited financial statements.

     - Evaluate the performance of the independent accountants; where appropriate, recommend that the Board replace the independent accountants; and approve any proposed discharge of the independent accountants.

     - On an annual basis, obtain from the independent accountants a written disclosure delineating all relationships between such accountants and the Company and its affiliates, including the written disclosure and letter required by Independence Standards Board (ISB) Standard No. 1, as it may be modified or supplemented.

     - From time to time, as appropriate, actively engage the Company's independent accountants in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of such accountants and take, or recommend to the Board the taking of, appropriate action in response to any disclosure to satisfy itself or the Board of the accountants' independence.

     - Inform the independent accountants that they are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders.

     - Periodically discuss with the independent accountants the Company's internal controls (including their recommendations, if any, for improvements in such internal controls and the implementation of such recommendations), the fullness and accuracy of the Company's financial statements and certain other matters required to be discussed by Statement on Auditing Standards No. 61 (SAS 61)**, as it may be modified or supplemented.

3.   As part of its review function, the Committee shall:

     - Meet at least annually with the Company's management and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believes should be discussed confidentially.

     - In consultation with the independent accountants, review the integrity and quality of the Company's financial reporting processes, both internal and external, and the independent accountants' perception of the Company's financial and accounting personnel.

     - Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied and significant judgments affecting its financial reporting.

4.   With respect to ethical and legal compliance matters, the Committee shall:

     - Review the adequacy and appropriateness of the Company's Statement of Corporate Ethics and Code of Business Conduct.

     - State in the Committee's report in the Company's annual proxy statement whether, based on the review and discussions referred to in the relevant items of this Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Form 10-K filing for the last fiscal year.

5.   With respect to other matters, the Committee shall:

     - Review and reassess the adequacy of this Charter on an annual basis and recommend updates to the Board, if any shall be required.

     - Perform any other activities consistent with this Charter, the Company's By-laws and applicable law, as the Committee or the Board deems necessary or appropriate.

------------------

* "Independent director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

     (a) a director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

     (b) a director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan or non-discretionary compensation;

     (c) a director who is a member of the immediately family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law and anyone who resides in such person's home;

     (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

     (e) a director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

** SAS 61 requires independent auditors to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process, specifically an audit committee. Among the matters to be communicated to the audit committee are: (1) methods used to account for significant unusual transactions;
         (2) the effect of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the accountants' conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

                        K-TRON INTERNATIONAL, INC. PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints NORMAN COHEN and RICHARD J. PINOLA, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Shareholders of K-Tron International, Inc. (the "Company") to be held at the Company's principal executive offices at Routes 55 and 553, Pitman, New
Jersey, on May 11, 2001 at 10:00 a.m., local time, and any postponements or adjournments thereof, and with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated on the reverse side.

    PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING
                             THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



                                                                     SEE REVERSE
                                                                         SIDE

/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE





1. Election of Directors Class IV            FOR / /      WITHHELD  / /

   NOMINEE: Leo C. Beebe
            Edward B. Cloues, II

   For, except vote withheld from the following nominee(s):



   ---------------------------------------------------------

2. In their discretion, the Proxy Agents are authorized to vote upon such other business that may properly come before the meeting.








This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted FOR all nominees for election as the Class IV directors. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the recommendation of the Board of Directors of the Company or its Executive Committee. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the related Statement.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)                                 DATE                 , 2001
             -----------------------------         -------------

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by the authorized person.